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Capital Holding Corporation
March 29, 1994
Page 5



                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the joint Registration Statement on Form S-3 (File No. 33-52785) and related Prospectus of Capital Holding LLC and Capital Holding Corporation for the registration of 4,000,000 shares of cumulative monthly income preferred shares of Capital Holding LLC and the related backup undertakings of Capital Holding Corporation, and to the incorporation by reference therein of our report dated February 9, 1994, with respect to the consolidated financial statements and related schedules of Capital Holding Corporation included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                              ERNST & YOUNG

Louisville, Kentucky
March 22, 1994